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                                                                 EXHIBIT (23)(C)
                        CONSENT OF KPMG PEAT MARWICK LLP
BOARD OF DIRECTORS
FIRST UNION CORPORATION
     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement. Our report refers to a change in the method of accounting for investments in 1994.
                                        KPMG PEAT MARWICK LLP

Charlotte, North Carolina
August 28, 1995